Exhibit 10.3

DEBT FORGIVENESS AGREEMENT

THIS DEBT FORGIVENESS AGREEMENT (this “Agreement”) is made and entered into and effective as of the 31st day of December, 2019 (the “Effective Date”) by and between IIOT-OXYS, INC., a Nevada corporation (the “Company”), and Clifford L. Emmons, an individual residing in Massachusetts (“Mr. Emmons”).

WHEREAS, effective as of June 4, 2018, the Company entered into a Consulting Agreement, as corrected, with Mr. Emmons (the “Consulting Agreement”) pursuant to which the Company (amongst other things) agreed to pay to Mr. Emmons a monthly fee of $15,000;

WHEREAS, as of the Effective Date, there were $285,000 in accrued and unpaid consulting fees owed to Mr. Emmons pursuant to the Consulting Agreement; and

WHEREAS, Mr. Emmons wishes to forgive $185,000 of the accrued and unpaid consulting fees owed to him as of the Effective Date (the “Forgiven Fees”) so that the Company is no longer obligated to pay to Mr. Emmons the Forgiven Fees.

NOW, THEREFORE, in consideration of the foregoing premises, and the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto hereby agree as follows:

1.                      Forgiven Consulting Fees. Mr. Emmons hereby waives, cancels and forgives payment by the Company of the Forgiven Fees in consideration of and conditioned upon the Company’s continuance of the Consulting Agreement.

2.                      Absence of Note; Cancellation of Forgiven Fees. The Company has never issued any note or other instrument evidencing any of the Forgiven Fees. Mr. Emmons has never received, and does not hold, any note or other instrument evidencing any of the Forgiven Fees. The Company has never been obligated to any other party besides Mr. Emmons for any of the Forgiven Fees. None of the Forgiven Fees nor any instrument evidencing such obligations has ever been endorsed, pledged, sold, delivered, transferred, or assigned, and Mr. Emmons does hereby agree that, in the event that such instruments do come into his possession, he will promptly surrender such instrument to the Company for cancellation. The Company shall cancel the Forgiven Fees on its books and records immediately following the effectiveness of this Agreement as set forth herein.

3.                      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties may not assign this Agreement or any rights or obligations hereunder without prior written consent of the other party hereto.

4.                      No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by any other person.

5.                      Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Massachusetts, without regard to the principles of conflicts of law thereof.

6.                      Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understanding or representation of any kind preceding the date of this Agreement. This Agreement may only be amended or modified in a signed by both parties hereto.

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7.                      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.                      Arm’s Length Transaction. The parties hereto have entered into this Agreement and the transactions contemplated hereby on an arms-length basis.

IN WITNESS WHEREOF, the parties hereto have caused this Debt Forgiveness Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IIOT-OXYS, INC.

By:	/s/ Karen McNemar
	Name:	Karen McNemar
	Title:	Chief Operating Officer

By:	/s/ Clifford L. Emmons
Clifford L. Emmons, an Individual

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